Exhibit 99.1
Xos, Inc. delivers strong unit delivery and promising gross profit performance in the third quarter of 2024

Delivered fifth consecutive quarter of positive gross margins

LOS ANGELES, CA – November 13, 2024 – Xos, Inc. (NASDAQ: XOS) (“Xos” or the “Company”), a leading electric truck manufacturer and fleet services provider, today reported financial results for the third quarter ended September 30, 2024.
Third Quarter 2024 Highlights:
●Generated revenues of $15.8 million, up from $15.5 million last quarter and down from $16.7 million in the third quarter of 2023
●Delivered 94 units, up from 90 units last quarter and down from 105 units in the third quarter of 2023
●Achieved gross margins of 18.1%, up from 13.1% last quarter, and up from 11.9% in the third quarter of 2023
●Began serial production in Tennessee of Xos Hub, the company’s multi-EV mobile charger units

Dakota Semler, Chief Executive Officer of Xos, commented, “Xos’ focus on building strong relationships with leading fleets, suppliers, and partners has positioned us to win. We continue to focus on liquidity through margin expansion, focused cost management and alternative sources of liquidity. Our strategic partnerships with Blue Bird, Winnebago, and large fleet customers like UPS and FedEx Ground, who continue to expand their electric fleets with Xos vehicles quarter over quarter, underscore the reliability, efficiency, and value that Xos brings to the commercial EV market. Additionally, we’re incredibly excited about the initiation of serial production of the Xos Hub. The rapid-deployment, multi-EV mobile charger addresses the urgent need for charging infrastructure and eliminates charging infrastructure bottlenecks for all types of electric vehicles. Several large utility customers and fleets have already seen the value of the Xos Hub, with NextEra, Duke Energy, and Xcel Energy having already deployed Hubs to support their mobile charging needs.”

Third Quarter 2024 Financial Highlights

(in millions)	30 Sep 2024	30 Jun 2024	31 Dec 2023
Inventories	$42.4	$41.4	$37.8
Cash and cash equivalents and restricted cash(1)	$9.2	$20.7	$11.6

	Three Months Ended
(in millions)	30 Sep 2024	30 Jun 2024
Revenues	$15.8	$15.5
Gross profit	$2.9	$2.0
Non-GAAP gross profit (2)	$3.7	$2.0
Net loss	$(10.5)	$(9.7)
Loss from operations	$(9.7)	$(11.4)
Non-GAAP operating loss(2)	$(6.6)	$(9.7)
____________________________
(1) Includes cash and cash equivalents and restricted cash. Xos had no restricted cash at December 31, 2023.
(2) For further information about how we calculate Non-GAAP gross profit and Non-GAAP operating loss, see below for the reconciliations of GAAP to non-GAAP financial measures provided in the tables included in this release.
2024 Outlook:
Xos’s is revising its outlook for 2024 as follows:

Revenue	$54.1 to $67.6 million
Non-GAAP operating loss	$42.2 to $33.7 million
Unit Deliveries (1)	320 to 400 units
____________________________
(1) Unit deliveries forecast includes stepvans and our powertrain and Xos Hub products.
Liana Pogosyan, Acting Chief Financial Officer of Xos, added, “This quarter, we continued on our path to building the first self-sustaining commercial EV company in the U.S. by growing gross margins.”
The outlook provided above is based on management beliefs and expectations as of the date of this press release. The results are based on assumptions that are believed to be reasonable as of this date, but may be materially affected by many factors, as discussed below in our “Cautionary Statement Regarding Forward-Looking Statements” disclaimer. Actual results may vary from the outlook above and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Conference Call and Webcast Details
Date / Time:        Tuesday, November 13, 2024, at 4:30 p.m. EDT / 1:30 p.m. PDT
Webcast:    https://viavid.webcasts.com/starthere.jsp?ei=1696121&tp_key=408c3c7d8a
U.S. Toll-Free Dial In:    1-833-816-1411
International Dial In:    1-412-317-0507
To Receive a Phone Call:    https://callme.viavid.com/?$Y2FsbG1lPXRydWUmcGFzc2NvZGU9JmluZm89Y29tcGFueSZyPXRydWUmYj0xNg==
(Use Passcode: 2964835)

To access the call, please dial in approximately ten minutes before the start of the call.

For those unable to participate in the live call, an audio replay will be available following the call through midnight Wednesday, November 27, 2024. To access the replay, please call 1-844-512-2921 or 1-412-317-6671 (International) and enter access code 10194262. A replay of the webcast will also be archived shortly after the call and can be accessed on the Company's website.
About Xos, Inc.
Xos is a leading technology company, electric truck manufacturer, and fleet services provider for battery-electric fleets. Xos vehicles and fleet management software are purpose-built for medium- and heavy-duty commercial vehicles that travel on last-mile, back-to-base routes. The company leverages its proprietary technologies to provide commercial fleets with battery-electric vehicles that are easier to maintain and more cost-efficient on a total cost of ownership (TCO) basis than their internal combustion engine counterparts. For more information, please visit www.xostrucks.com.
Non-GAAP Financial Measures
The financial information in this press release has been presented in accordance with United States generally accepted accounting principles (“GAAP”) as well as on a non-GAAP basis to supplement Xos’ condensed consolidated financial results. Xos’ non-GAAP financial measures include operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross profit (loss), which are defined below.

“Operating cash flow less CapEx (Free Cash Flow)” is defined as net cash used in operating activities minus purchases of property and equipment.

“Non-GAAP operating loss” is defined as loss from operations adjusted for stock-based compensation, inventory write-downs and physical inventory and other adjustments.

“Non-GAAP gross profit (loss)” is defined as gross profit (loss) minus inventory write-downs and physical inventory and other adjustments.

Xos believes that the use of operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross profit (loss) reflects additional means of evaluating Xos’ ongoing operating results and trends. The presentation of these measures should not be construed as an inference that Xos’ future results will be unaffected by unusual or non-recurring items. It is important to note Xos’ computation of operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross profit (loss) may not be comparable to other similarly titled measures computed by other companies, because not all companies may calculate operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross profit (loss) in the same fashion. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under GAAP when understanding Xos’ operating performance. A reconciliation between historical GAAP and non-GAAP financial information is provided in this press release.
Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding projected financial and performance information for 2024; expectations and timing related to product deliveries and customer demand; sufficiency of existing cash reserves; customer acquisition and order metrics; ability to access additional capital and Xos’ long-term strategy and future growth. These forward-looking statements may be identified by the words “believe,” “plan,” “project,” “potential,” “seem,” “seek,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “target,” “opportunity,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) Xos’ ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities, (ii) Xos’ limited operating history, (iii) cost increases and delays in production due to supply chain shortages in the components needed for the production of Xos’ vehicle chassis and battery system, (iv) Xos’ ability to meet production milestones and fulfill backlog orders, (v) changes in the industries in which Xos operates, (vi) variations in operating performance across competitors, (vii) changes in laws and regulations affecting Xos’ business, (viii) Xos’ ability to implement its business plan or meet or exceed its financial projections, (ix) Xos’ ability to retain key personnel and hire additional personnel, particularly in light of current and potential labor shortages, (x) the risk of downturns and a changing regulatory landscape in the highly competitive electric vehicle industry, (xi) Xos’ ability to service its indebtedness, (xii) macroeconomic and political conditions, and (xiii) the outcome of any legal proceedings that may be instituted against Xos. All forward-looking statements included in this press release are expressly qualified in their entirety by, and you should carefully consider, the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” included in Xos’ Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 29,

2024, Xos’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed with the SEC on August 14, 2024, and Xos’ other filings with the SEC, copies of which may be obtained by visiting Xos’ Investors Relations website at https://investors.xostrucks.com/ or the SEC's website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Xos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Xos does not give any assurance that it will achieve its expectations.
Contacts
Xos Investor Relations
investors@xostrucks.com
Xos Media Relations
press@xostrucks.com

Xos, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
Unaudited

(in thousands, except par value)	September 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$8,432	$11,640
Restricted cash	754	—
Accounts receivable, net	36,441	15,142
Inventories	42,398	37,843
Prepaid expenses and other current assets	9,552	7,070
Total current assets	97,577	71,695
Property and equipment, net	12,480	14,660
Operating lease right-of-use assets, net	3,762	4,991
Other non-current assets	6,694	2,338
Total assets	$120,513	$93,684

Liabilities and Stockholders’ Equity
Accounts payable	$8,920	$2,756
Convertible debt, current	19,957	—
Other current liabilities	21,310	16,817
Total current liabilities	50,187	19,573
Convertible debt, non-current	—	19,920
Earn-out shares liability	6	39
Common stock warrant liability	542	395
Other non-current liabilities	18,937	8,561
Total liabilities	69,672	48,488

Stockholders’ Equity
Common Stock $0.0001 par value, authorized 1,000,000 shares, 8,025 and 5,941 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	1	1
Preferred Stock $0.0001 par value, authorized 10,000 shares, 0 shares issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	235,279	198,456
Accumulated deficit	(184,439)	(153,261)
Total stockholders’ equity	50,841	45,196
Total liabilities and stockholders’ equity	$120,513	$93,684

Xos, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2024	2023	2024	2023
Revenues	$15,790	$16,696	$44,487	$26,147
Cost of goods sold	12,926	14,711	36,805	28,764
Gross profit (loss)	2,864	1,985	7,682	(2,617)

Operating expenses
General and administrative	8,897	8,546	27,032	29,961
Research and development	2,619	4,516	8,691	15,446
Sales and marketing	1,039	1,548	3,261	5,113
Total operating expenses	12,555	14,610	38,984	50,520

Loss from operations	(9,691)	(12,625)	(31,302)	(53,137)

Other income (expense), net	(710)	(1,726)	251	(9,840)
Change in fair value of derivative instruments	(107)	315	(147)	525
Change in fair value of earn-out shares liability	—	(68)	33	443
Loss before provision for income taxes	(10,508)	(14,104)	(31,165)	(62,009)
Provision for income taxes	4	3	13	7
Net loss	$(10,512)	$(14,107)	$(31,178)	$(62,016)

Other comprehensive income (loss)
Marketable debt securities, available-for-sale Change in net unrealized gain, net of tax of $0, for the three and six months ended September 30, 2024 and 2023	—	56	—	739
Total comprehensive loss	$(10,512)	$(14,051)	$(31,178)	$(61,277)

Net loss per share (1)
Basic	$(1.32)	$(2.40)	$(4.26)	$(10.81)
Diluted	$(1.32)	$(2.40)	$(4.26)	$(10.81)
Weighted average shares outstanding (1)
Basic	7,984	5,876	7,321	5,738
Diluted	7,984	5,876	7,321	5,738

(1) Shares for the three and nine months ended September 30, 2023 have been retrospectively adjusted for the 1-for-30 reverse stock split that occurred on December 6, 2023.

Reconciliation of Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Non-GAAP Gross Profit (Loss):
Operating Cash Flow less CapEx (Free Cash Flow):

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
(in thousands)	2024	2023	2024	2023	2024
Net cash used in operating activities	$(11,517)	$(8,613)	$(52,093)	$(38,655)	$(25,987)
Purchase of property and equipment	(148)	190	(304)	(1,164)	(126)
Free-Cash Flow	$(11,665)	$(8,423)	$(52,397)	$(39,819)	$(26,113)
Non-GAAP Operating Loss:

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
(in thousands)	2024	2023	2024	2023	2024
Loss from operations	$(9,691)	$(12,625)	$(31,302)	$(53,137)	$(11,368)
Stock-based compensation	2,247	2,242	5,887	6,308	1,634
Inventory reserves	424	(1,097)	(812)	(1,155)	(433)
Physical inventory and other adjustments	377	261	509	839	430
Non-GAAP Operating Loss	$(6,643)	$(11,219)	$(25,718)	$(47,145)	$(9,737)

Non-GAAP Gross Profit (Loss):

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
(in thousands)	2024	2023	2024	2023	2024
Gross profit (loss)	$2,864	$1,985	$7,682	$(2,617)	$2,030
Inventory reserves	424	(1,097)	(812)	(1,155)	(433)
Physical inventory and other adjustments	377	261	509	839	430
Non-GAAP Gross Profit (Loss)	$3,665	$1,149	$7,379	$(2,933)	$2,027